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                                                                     EXHIBIT 3.5

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                GSL HOLDINGS INC.

                                      INTO

                                 GSL CORPORATION

                                    * * * * *

                  GSL CORPORATION, a corporation organized and existing under the laws of Delaware (the "Corporation"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the Corporation was incorporated on the 18th day of September, 1991, pursuant to the General Corporation Law of the State of Delaware.

                  SECOND: That the Corporation owns all of the outstanding shares of the stock of GSL Holdings Inc., a corporation incorporated on the 2nd day of March, 1989, pursuant to the General Corporation Law of the State of Delaware ("Holdings").

                  THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 16th day of February, 1994, determined to and did merge into itself Holdings:

                  RESOLVED, that the Corporation merge into itself GSL Holdings Inc. ("Holdings") with the Corporation surviving such merger, and that the Corporation thereby shall assume all of the rights, claims, assets and properties and all of the liabilities and obligations of Holdings;

                  RESOLVED, that the Board of Directors of the Corporation adopt, and it hereby does adopt, the Plan of Merger attached as Exhibit A hereto;

                  RESOLVED, that the merger shall be effective upon the date of filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware;


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                  RESOLVED, that the proper officers of the Corporation be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Holdings and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County;

                  RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to do or cause to be done all such acts or things, to incur or cause to be incurred all such expenses or obligations, and to sign and deliver or cause to be signed and delivered all such documents,. instruments or certificates, all in the name and on behalf of the Corporation or otherwise, as such officers may deem necessary, advisable or appropriate to effectuate or carry out the purpose and intent of the foregoing resolutions; and

                  RESOLVED, that all acts and deeds heretofore done by any director or officer of the Corporation for and on behalf of the Corporation in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents, or in carrying out the terms and intentions of the above resolutions, are hereby ratified, approved and confirmed.

                  FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing the merger with the Secretary of State.

                  IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Anthony J. Petrocelli, its Vice-President and attested by Donald G. Kilpatrick, its Assistant Secretary, this 16th day of May, 1994.


                                                ------------------------------
                                                By:  Anthony J. Petrocelli
                                                Title:  Vice-President

ATTEST:


-------------------------------
By:  Donald G. Kilpatrick
Title:  Assistant Secretary

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